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                                                                     Exhibit 3.3


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                          WERNER HOLDING CO. (PA), INC.

                  (Originally incorporated on January 2, 1945)

                                ARTICLE I -- NAME
                                -----------------

     The name of the corporation (hereinafter called the "Corporation") is Werner Holding Co. (PA), Inc.

                         ARTICLE II -- REGISTERED OFFICE
                         -------------------------------

     The address of the registered office of the Corporation in the Commonwealth of Pennsylvania is 93 Werner Road, Greenville, Pennsylvania 16125.

                             ARTICLE III -- PURPOSE
                             ----------------------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the Commonwealth of Pennsylvania (the "PBCL").

                          ARTICLE IV -- CAPITALIZATION
                          ----------------------------

         1. DEFINITIONS. As used in this Article, the following terms shall have the following meanings:

         "AFFILIATE", with respect to a Class D Shareholder that is not a natural person, means (i) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Class D Shareholder or (ii) any Person who is a director or officer (a) of such Class D Shareholder, (b) of any subsidiary of such Class D Shareholder or (c) of any Person described in clause (i) above. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, (y) to vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors of such Person whether by ownership of securities, contract, proxy or otherwise, or (z) to direct or cause the direction of the management and policies of such Person whether by ownership of securities, contract, proxy or otherwise.

         "AFFILIATED SHAREHOLDER", means the Class A and Class B Shareholders identified on Exhibit A hereto.

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         "ARTICLES OF INCORPORATION" means this Restated Articles of
Incorporation of the Corporation.

         "BOARD" means the Board of Directors of the Corporation.

         "BUSINESS DAY" means any day other than a Saturday, Sunday, federal holiday or other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York.

         "CLASS A COMMON STOCK" means the Class A Common Stock described in
Section 2.

         "CLASS A STOCK" has the meaning set forth in Section 2.

         "CLASS A-I STOCK" means the Class A-I Common Stock described in
Section 2.

         "CLASS B COMMON STOCK" means the Class B Common Stock described in
Section 2.

         "CLASS B STOCK" has the meaning set forth in Section 2.

         "CLASS B-I STOCK" means the Class B-I Common Stock described in
Section 2.

         "CLASS C STOCK" means the Class C Common Stock described in Section 2.

         "CLASS D STOCK" means the Class D Common Stock described in Section 2.

         "CLASS E STOCK" means the Class E Common Stock described in Section 2.

         "CLASS A SHAREHOLDER" means a record holder of one or more shares of Class A Stock.

         "CLASS B SHAREHOLDER" means a record holder of one or more shares of Class B Stock.

         "CLASS C SHAREHOLDER" means a record holder of one or more shares of Class C Stock.

         "CLASS D SHAREHOLDER" means a record holder of one or more shares of Class D Stock.

         "CLASS E SHAREHOLDER" means a record holder of one or more shares of Class E Stock.

         "COMMON SHAREHOLDER" means a record holder of one or more shares of Common Stock.

         "COMMON STOCK" has the meaning set forth in Section 2.

         "CONVERSION DATE" has the meaning set forth in Section 6.

         "CORPORATION" means Werner Holding Co. (PA), Inc.

         "DIFFERENCE SHARES" has the meaning set forth in Section 6.

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         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "INITIAL PUBLIC OFFERING" means the effectiveness after November 24, 1997 of a registration statement under the Securities Act on any of Forms S-1, S-2, S-3 or any similar successor form covering any of the Stock, and the completion of a sale of such Stock thereunder, (i) following which the Corporation is, or becomes, a reporting company under Section 12(b) or 12(g) of the Exchange Act, and (ii) as a result of which the Stock is traded on the New York Stock Exchange or the American Stock Exchange, or quoted on the NASDAQ Stock Market or is traded or quoted on any other national stock exchange.

         "INITIATING HOLDER" has the meaning set forth in Section 4(a).

         "IPO DATE" means the closing date of the Initial Public Offering.

         "NON-REDEEMABLE SHARES" means all shares of Class A Stock, Class B Stock, Class C Stock or Class E Stock that have been previously sold (whether under Section 5 or Section 6(c)) pursuant to a Tag-Along Transfer other than pursuant to a Single Transaction Sale.

         "NOTICE DATE" has the meaning set forth in Section 5(b).

         "OPTION" has the meaning set forth in Section 4(b).

         "OTHER SHAREHOLDERS" has the meaning set forth in Section 5(a).

         "PERMITTED TRANSFEREE" with respect to a Transfer by a Class D Shareholder, means (i) with respect to any Class D Shareholder who is a natural person, a Transfer to (a) such Shareholder's spouse or issue, or (b) a trust the beneficiaries of which, and a partnership the limited and general partners of which, include only the Class D Shareholder, his spouse or issue; (ii) with respect to any Class D Shareholder that is not a natural person, (A) a Transfer to an Affiliate of such Class D Shareholder; or (B) a Transfer to another Class D Shareholder or its Affiliates; PROVIDED such other Class D Shareholder referenced in clauses (i) and (ii) did not acquire its shares of Class D Stock pursuant to a Tag-Along Transfer.

         "PERSON" means any natural person, partnership, limited liability company, corporation (including the Corporation), trust or unincorporated organization or a government or a political subdivision thereof.

         "PROPOSED PURCHASE AMOUNT" has the meaning set forth in Section 5(a).

         "PROPOSED TRANSFEREE" has the meaning set forth in Section 5(a).

         "PROPOSED TRANSFEROR" has the meaning set forth in Section 5(a).

         "REDEMPTION DATE" has the meaning set forth in Section 6(e).

         "SALE NOTICE" has the meaning set forth in Section 4(a).

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         "SALE OF THE CORPORATION" means (i) the sale of one hundred percent
(100%) of the outstanding shares of Stock; (ii) a sale of all or substantially all of the assets of the Corporation; or (iii) a merger, consolidation or recapitalization of the Corporation as a result of which the ownership of the Stock of the Corporation (or the voting stock of the surviving corporation, if the Corporation is not the survivor) is changed to the extent of one hundred percent (100%).

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SHAREHOLDER" means a record holder of one or more shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E Stock or Common Stock.

         "SINGLE TRANSACTION SALE" means a Sale of the Corporation in a single transaction.

         "STAGGERED SALE" means a Sale of the Corporation in more than one transaction, each such transaction also being referred to individually as a "Staggered Sale."

         "STOCK" has the meaning set forth in Section 2.

         "SHAREHOLDER AGREEMENTS" means those certain Shareholder Agreements entered into in connection with the Recapitalization of the Corporation prior to or contemporaneously with the effectiveness of these Articles of Incorporation among the Corporation and certain Persons who then are or are thereby becoming Shareholders, as the same may be supplemented, modified, amended and restated from time to time in the manner provided therein. A copy of the Shareholder Agreements will be supplied by the Corporation to any Shareholder party thereto upon written request made to the Corporation at its registered office.

         "TAG-ALONG ACCEPTANCE DATE" has the meaning set forth in Section 5(c).

         "TAG-ALONG NOTICE" has the meaning set forth in Section 5(c).

         "TAG-ALONG PRO RATA AMOUNT" has the meaning set forth in Section 5(a).

         "TAG-ALONG REDEMPTION PRICE" has the meaning set forth in Section
6(b).

         "TAG-ALONG TRANSFER" has the meaning set forth in Section 5(a).

         "TRANSFER", with respect to any share of Stock, means the sale, assignment, pledge, hypothecation, gift or other disposition whatsoever (other than pursuant to the Initial Public Offering or pursuant to the redemption by the Corporation or the conversion by the Holder of any such share of Stock, in either case in accordance with the terms of these Articles of Incorporation) of such share, or the encumbrance or granting of any rights or interests whatsoever in or with respect to such share, except with respect to any such encumbrance or granting of rights or interests with respect to the Shareholder Agreements.

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         "TRANSFER NOTICE" has the meaning set forth in Section 5(b).

         "WARRANT" means the Class E Stock Purchase Warrant to be issued on or about the effective date of these Articles of Incorporation by the Corporation which entitles the Warrant Holder(s), upon the occurrence of a Warrant Triggering Event, to purchase a number of shares of Common Stock of the Corporation as specified therein.

         "WARRANT DATE" means (i) if the Warrant Triggering Event is the Initial Public Offering, the IPO Date, or (ii) if the Warrant Triggering Event is a Sale of the Corporation, the closing date of (A) the Single Transaction Sale, if the Sale of the Corporation is pursuant to a Single Transaction Sale, or (B) the Staggered Sale that causes a Sale of the Corporation to occur, if the Sale of the Corporation is pursuant to a series of Staggered Sales.

         "WARRANT HOLDER(S)" means the Holder(s) of the Warrants.

         "WARRANT REDEMPTION PRICE" has the meaning set forth in Section 6(c).

         "WARRANT SHARES" means the shares of Common Stock purchasable by the Warrant Holder(s) pursuant to the exercise of the Warrants, which shall equal in all cases the number of shares of Class E Stock redeemed in connection with the exercise of such Warrant.

         "WARRANT TRIGGERING EVENT" means the first to occur of (i) an Initial Public Offering or (ii) a Sale of the Corporation, whether such sale occurs pursuant to a Single Transaction Sale or a series of Staggered Sales.

         2. DESIGNATION AND NUMBER. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 410,000. There shall be eight classes of stock of the Corporation. The first class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class A Common Stock" and the number of shares constituting such class shall be 5,000. The second class shall have a par value of $0.01 per share and shall be designated "Class A-I Common Stock" and the number of shares constituting such class shall be 13,000. The third class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class B Common Stock" and the number of shares constituting such class shall be 25,000. The fourth class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class B-I Common Stock" and the number of shares constituting such class shall be 140,000. The fifth class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class C Common Stock" and the number of shares constituting such class shall be 45,000. The sixth class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class D Common Stock" and the number of shares constituting such class shall be 1,000. The seventh class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class E Common Stock" and the number of share constituting such class shall be 50,000. The eighth class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Common Stock" and the number of shares constituting such class shall be 131,000. The Class A Common Stock and the Class A-I Stock are sometimes referred to collectively herein as the "Class A Stock". The Class B Common Stock and the Class B-I Stock are sometimes


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referred to collectively herein as the "Class B Stock". The Class A Stock,
Class B Stock, Class C Stock, Class D Stock, Class E Stock and Common Stock are sometimes referred to collectively herein as the "Stock". The Corporation may, by an amendment to the Articles of Incorporation duly adopted, increase or decrease, at any time and from time to time (but not below the number of shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E Stock or Common Stock then outstanding), the number of authorized shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E Stock or Common Stock, as the case may be. Shares of Stock redeemed, purchased or otherwise acquired by the Corporation pursuant to the terms hereof shall be retired and shall revert to authorized but unissued Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E Stock or Common Stock, as the case may be. Shares of any class of stock may be issued in fractions of a share which shall entitle each holder thereof, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of such class of stock.

         (a) Upon the effectiveness hereof, each issued and outstanding share (other than any shares to be canceled pursuant to Section 2(b)) of Class A Stock and Class B Stock shall, without any action on the part of the holder thereof or the Corporation, be reclassified and converted as follows:

                  (i) for each share of Class A Common Stock held by Affiliated Shareholders, a fraction of a fully paid and non-assessable share of Class A Common Stock and a fraction of a fully paid and non-assessable share of Class A-I Stock, as provided on Exhibit A hereto;

                  (ii) for each share of Class A Common Stock held by all persons other than Affiliated Shareholders, .1376 of a fully paid and non-assessable share of Class A Common Stock and .8624 of a fully paid and non-assessable share of Class A-I Stock.

                  (iii) for each share of Class B Common Stock held by Affiliated Shareholders, a fraction of a fully paid and non-assessable share of Class B Common Stock and a fraction of a fully paid and non-assessable share of Class B-I Stock, as provided on Exhibit A hereto;

                  (iv) for each share of Class B Common Stock held by all persons other than Affiliated Shareholders, .1376 of a fully paid and non-assessable share of Class B Common Stock and .8624 of a fully paid and non-assessable share of Class B-I Stock.

         (b) Each share of Class A Stock and Class B Stock held in the treasury of the Corporation or by any subsidiary of the Corporation immediately prior to the effectiveness hereof shall, upon the effectiveness hereof and without any action on the part of the Corporation or such subsidiary of the Corporation, be canceled and retired and cease to exist.

         (c) The treatment of the shares of Class A Stock and Class B Stock hereunder is intended to comply with the provisions of Section 1906 of the PBCL which shall specifically apply to the transactions contemplated hereby.

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         3. RESTRICTIONS ON TRANSFER.

            (a) Except for Transfers to a Permitted Transferee, no Class D Shareholder shall Transfer any share of Class D Stock owned by such Class D Shareholder except in accordance with the terms of these Articles of Incorporation. Any Transfer or attempt to Transfer any share of Class D Stock in violation of the terms and conditions of these Articles of Incorporation shall be null and void and of no force and effect, the transferee thereof shall not be deemed to be the registered holder thereof nor entitled to any rights with respect thereto, and the Corporation shall refuse to Transfer any of such Class D Stock on its books to such alleged transferee.

            (b) No Shareholder shall Transfer any shares of Stock unless such Transfer complies with the conditions specified in this Section 3(b), which are intended to ensure compliance with the provisions of the Securities Act. Prior to any Transfer, the holder of the shares of Stock proposed to be Transferred shall give written notice to the Corporation of such holder's intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail. If the proposed Transfer is not to (i) such Shareholder's spouse or issue, (ii) a trust the beneficiaries of which, and a partnership the limited and general partners of which, include only the Shareholder or his or her spouse or issue, (iii) a foundation created or established by the Shareholder, (iv) a charitable remainder trust for the benefit of the Shareholder or his or her spouse or issue, (v) the executor, administrator, or personal representative of the estate of the Shareholder or (vi) any guardian, trustee or conservator appointed with respect to the assets of the Shareholder, each such notice, if requested by the Corporation, shall be accompanied by either (i) a written opinion of legal counsel who is reasonably satisfactory to the Corporation, addressed to the Corporation and reasonably satisfactory in form and substance to the Corporation's counsel, to the effect that the proposed Transfer may be effected without registration under the Securities Act and qualification under applicable state securities laws, or (ii) a "no action" letter from the SEC to the effect that the Transfer of such securities without registration under the Securities Act will not result in a recommendation by the staff of the SEC that action be taken with respect thereof, or a combination of (i) and (ii) above, whereupon the holder of such shares of Stock shall be entitled to Transfer such shares in accordance with the terms of these Articles and the written notice delivered by the holder to the Corporation. Each certificate evidencing the shares of Stock Transferred as above provided shall bear the appropriate restrictive legend set forth in Section 10, PROVIDED THAT, following the Initial Public Offering, such certificates shall bear the legend set forth in
Section 10 or another legend only if, in the opinion of counsel to the Corporation, the imposition of such legend is required under the Securities Act or other applicable law. Any purported Transfer in violation of this Section 3(b) shall be null and void and of no force or effect, and the Corporation shall not record any such Transfer on its stock transfer books. The restrictions on Transfer contained in this Section 3(b) shall not apply to Transfers of shares of Stock (i) in the Initial Public Offering; or (ii) following the Initial Public Offering, PROVIDED THAT such Transfer is made in compliance with the Securities Act and applicable state securities laws and in accordance with any restrictions on transfer contained in any restrictive legend set forth on the certificates representing such shares.

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         4.   RIGHT OF FIRST OFFER ON CLASS A STOCK AND CLASS B STOCK.

         (a) At any time prior to an Initial Public Offering, if a Class A Shareholder or a Class B Shareholder proposes to sell any Class A or Class B Stock (the "Initiating Holder") to any Person (other than (i) (A) to such Class A or Class B Shareholder's spouse or issue, (B) a trust the beneficiaries of which, and a partnership the limited and general partners of which, include only such Shareholder or his or her spouse or issue, (C) a foundation created or established by such Shareholder, (D) a charitable remainder trust for the benefit of such Shareholder or his or her spouse or issue, (E) the executor, administrator, or personal representative of the estate of such Shareholder or
(F) any guardian, trustee or conservator appointed with respect to the assets of such Shareholder, (ii) upon a Tag-Along Transfer pursuant to Section 5 hereof or (iii) a Sale of the Corporation), such Initiating Holder shall furnish to the Corporation a written notice specifying the number of shares of such Class A or Class B Stock proposed to be sold, the proposed sale price and all other material terms and conditions of the proposed sale (a "Section 4 Sale Notice").

         (b) The Corporation shall then have the irrevocable option, exercisable by written notice to the Initiating Holder within 20 days after receipt of a Section 4 Sale Notice, to purchase all (but not less than all) of the shares of Class A Stock and Class B Stock covered by such Notice at the same price and on the same terms and conditions as contained in such Notice (the "Option").

         (c) In the event that the Corporation elects to exercise the Option, the closing of the purchase or purchases pursuant to the exercise of such Option shall occur at the offices of the Corporation on the date specified in the notice of exercise, which date shall not be later than 30 days after receipt by the Initiating Holder of such notice of exercise (or such earlier date, if any, mutually agreed upon by the Initiating Holder and the Corporation). At such closing, (i) the Initiating Holder shall deliver to the Corporation the stock certificate or certificates evidencing such Class A Stock and/or Class B Stock in valid form for transfer with appropriate and duly executed assignments, stock powers or endorsements, as the case may be, bearing any necessary documentary stamps and accompanied by such certificates of authority, consents to transfer or other instruments or evidences of good title of the Initiating Holder to such shares of Class A and/or Class B Stock, free and clear of any and all claims, liens, pledges and encumbrances, as may reasonably be requested by the Corporation, and (ii) the Corporation shall pay to the Initiating Holder the applicable purchase price.

         (d) If the Option is not validly exercised within the applicable option period specified in Section 4(b) above or if prior to the expiration of such option period the Corporation shall have given the Initiating Holder written notice that it will not exercise the Option, then the Initiating Holder shall be free, for a period of 90 days beginning on earlier of the day after the expiration of such option period or the date on which the Initiating Holder shall have received such notices of non-election, as applicable, to sell such Class A Stock and/or Class B Stock to any other purchaser or purchasers at prices, terms and conditions no less favorable to the

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Initiating Holder than those contained in the Section 4 Sale Notice. Upon expiration of such 90 day period, the Initiating Holder shall again comply with the provisions of this Section 4 if it desires to sell shares of Class A or Class B Stock before an Initial Public Offering.

         5. TAG-ALONG RIGHTS.

            (a) TRANSFER BY CLASS D SHAREHOLDERS. If, other than in connection with the Initial Public Offering, any Class D Shareholder or Shareholders (for purposes of this Section 5, singularly or collectively, the "Proposed Transferor"), at any time or from time to time in one transaction or in a series of transactions, desires to enter into an agreement (whether oral or written) to Transfer its shares of Class D Stock or any part thereof in a transaction which is a sale to any Person other than a Permitted Transferee (the "Proposed Transferee"), such proposed Transfer shall be deemed a "Tag-Along Transfer" and, each of the Class A Shareholders, Class B Shareholders, Class C Shareholders and Class E Shareholders (collectively, the "Other Shareholders") shall have the right, but not the obligation, as a condition to such Tag-Along Transfer, to have the Proposed Transferee purchase from each such Other Shareholder up to the number of shares (the "Tag-Along Pro Rata Amount") of Class A Stock, Class B Stock, Class C Stock or Class E Stock derived by multiplying the total number of shares of Class A Stock, Class B Stock, Class C Stock or Class E Stock exclusive of Non-Redeemable Shares, as the case may be, owned by such Other Shareholder by a fraction, the numerator of which is equal to the number of shares of Class D Stock that is proposed to be Transferred by the Proposed Transferor to the Proposed Transferee (the "Proposed Purchase Amount") and the denominator of which is the total number of shares of Class D Stock (other than shares of Class D Stock that have previously been Transferred pursuant to a Tag-Along Transfer) outstanding as of the Notice Date (as defined in Section 5(b)). All Tag-Along Transfers by Other Shareholders shall be on the same terms and conditions (with such changes as are necessary to apply such terms and conditions to a sale by such Other Shareholders) as the proposed Tag-Along Transfer by the Proposed Transferor, PROVIDED THAT no Other Shareholder may be required to make any representation or warranty in connection with the Tag-Along Transfer other than as to its ownership and authority to Transfer the shares of Stock to be Transferred by it, free and clear of any and all liens and encumbrances (other than under these Articles of Incorporation) and in compliance with all applicable laws.

            (b) TRANSFER NOTICE. The Proposed Transferor participating in a Tag-Along Transfer shall at least thirty (30) Business Days prior to the closing date thereof provide the Corporation and the Other Shareholders with written notice (the "Transfer Notice") of the proposed Tag-Along Transfer containing the following:

                        (i) the name and address of the Proposed Transferor and
            the Proposed Transferee;

                        (ii) the Proposed Purchase Amount;

                        (iii) the proposed amount to be paid for such shares of
            Class D Stock, the terms and conditions of payment offered by the Proposed Transferee, the closing date


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            for the proposed Tag-Along Transfer and the estimated expenses payable pursuant to Section 5(d);

                        (iv) the aggregate number of shares of Class A Stock,
            Class B Stock Class C Stock or Class E Stock as the case may be, held of record as of the date the Transfer Notice is sent (the "Notice Date") by the Other Shareholder to whom the notice is sent;

                        (v) the aggregate number of shares of Class A Stock,
            Class B Stock, Class C Stock or Class E Stock as the case may be, held of record as of the Notice Date by all Other Shareholders as a group;

                        (vi) the Tag-Along Pro Rata Amount; and

                        (vii) a statement confirming that the Proposed
            Transferee has agreed (i) to the tag-along rights, and (ii) pursuant to Section 6(d), to purchase the number of shares of Stock redeemed pursuant to Section 6(b).

            Upon written request by the Proposed Transferor, the Corporation shall provide to the Proposed Transferor the information referred to in (iv) and (v) above for inclusion in the Transfer Notice and such other information as may be required to enable the Proposed Transferor to comply with the terms of this Section 5(b).

            (c) TAG-ALONG NOTICE. Each Other Shareholder desiring to participate in the proposed Tag-Along Transfer shall provide a written notice (the "Tag-Along Notice") to the Proposed Transferor on or before the expiration of fifteen (15) Business Days after the Notice Date (the "Tag-Along Acceptance Date") stating the number of shares held by such Other Shareholder (up to its Tag-Along Pro Rata Amount) to be included in the proposed Tag-Along Transfer on the terms and conditions specified in the Transfer Notice. The Tag-Along Notice given by each Other Shareholder shall include and constitute such Other Shareholder's binding agreement to include a number of shares equal to its Tag-Along Pro Rata Amount (or such lesser amount as stated in the Tag-Along Notice) in the Tag-Along Transfer on the terms and conditions specified in the Transfer Notice and in these Articles of Incorporation. If the Proposed Transferee does not purchase all of the shares of Stock of the Proposed Transferor and the Other Shareholders included in such proposed Tag-Along Transfer, as well as shares to be issued under Section 6(c) in connection with the Tag-Along Transfer, then the proposed Tag-Along Transfer to such Proposed Transferee shall be prohibited and any attempt to consummate the proposed Tag-Along Transfer shall be null and void and of no force and effect.

            (d) Each Proposed Transferor and each Other Shareholder whose shares are sold in a Tag-Along Transfer shall be entitled to receive the proceeds of such Tag-Along Transfer less its pro rata share, based on the number of shares included in such Tag-Along Transfer, of the expenses of the transaction including, without limitation, legal, accounting and investment banking fees and expenses, such determination of expenses to be made in the sole discretion of the Board of Directors of the Corporation.

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            (e)  The provisions of this Section 5 shall not apply to a subsequent Transfer of any share of Class D Stock that has previously been the subject of a completed Tag-Along Transfer which complied with the provisions of this Section 5.

           6. REDEMPTION. The provisions of Section 6(a) shall apply only to any redemption of the Class A-I Stock and Class B-I Stock. The provisions of Sections 6(b) through 6(f) shall not apply to any redemption of Class A-I Stock and Class B-I Stock.

            (a) The Corporation, in its sole discretion at any time on or prior to March 31, 1998, may redeem, out of funds legally available therefor, any or all of the outstanding shares of Class A-I Stock and Class B-I Stock, pro rata among the holders of Class A-I Stock and Class B-I Stock according to the number of shares of Class A-I Stock and Class B-I Stock held by each stockholder. The redemption price for each share of Class A-I Stock and Class B-I Stock shall equal $2,421.29 in cash and the right to receive an additional payment pursuant to the terms of Exhibit B hereto (collectively, the "Special Redemption Price"). The Corporation may exercise its right to effect a redemption contemplated by this Section 6(a) by action of the Board and such redemption shall be deemed effective for all purposes on the date and at the time specified by the Board at the time such Board action is taken, which may be simultaneous with the taking of such action (the "Special Redemption Date"). The Corporation shall promptly give notice of such redemption by first class mail to each holder of record of Class A-I Stock and Class B-I Stock on the Special Redemption Date at such holder's address of record in the stock register or other appropriate records of the Corporation (provided that neither the failure to give such notice nor any deficiency therein shall limit or otherwise affect the validity or effectiveness of such redemption). From and after the time of the Special Redemption Date, notwithstanding that any certificates for shares so redeemed shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive the Special Redemption Price, without interest.

            (b) The number of shares of Class A Stock, Class B Stock, Class C Stock or Class E Stock equal to the difference ("Difference Shares") between
(i) the number of shares included in any Tag-Along Transfer by the Class A Shareholder, Class B Shareholder, Class C Shareholder or Class E Shareholder pursuant to Section 5 and (ii) the Tag-Along Pro Rata Amount for each such Class A Shareholder, Class B Shareholder, Class C Shareholder or Class E Shareholder shall be redeemed by the Corporation, to the extent it is lawfully permitted to do so, out of funds legally available therefor PRO RATA, based on the number of Difference Shares held by such Shareholders, from each of the Class A Shareholders, Class B Shareholders, Class C Shareholders and Class E Shareholders who elected to include in the Tag-Along Transfer a number of shares of Stock less than the number of shares that constitute their Tag-Along Pro Rata Amount or any such Shareholders that did not elect to participate in a Tag-Along Transfer at a redemption price (the "Tag-Along Redemption Price") for each share of Class A Stock, Class B Stock, Class C Stock so redeemed in cash equal to the per share price paid for the Class D Stock by the Proposed Transferee (provided that, if the consideration to be paid by the Proposed Transferee includes any non-cash consideration, the per share amount to be paid in such redemption shall be the fair value of the per share consideration to be paid by such

Proposed Transferee as determined in good faith by the Board) less such Other Shareholder's PRO RATA share, based on the number of shares of Stock so redeemed from such Other Shareholder, of the expenses of the Tag-Along Transfer including, without limitation, legal, accounting and investment banking fees and expenses, such determination of expenses to be made in the sole discretion of the Board of Directors of the Corporation. The provisions of this Section 6(b) shall not apply to the Non-Redeemable Shares. Redemption under this subsection is conditioned upon the contemporaneous purchase by the Proposed Transferee of the shares issuable under Section 6(d) in connection with the applicable Tag-Along Transfer.

            (c) If the Warrant Holder(s) exercise(s) the Class E Warrant, the Corporation shall redeem, to the extent it is lawfully permitted to do so, from the Class E Shareholders, PRO RATA based on the number of shares of such Class E Stock then owned by each such Shareholder, out of funds legally available therefor, a number of shares of Class E Stock equal to the number of Warrant Shares at a redemption price (the "Warrant Redemption Price") equal to the par value of each share of Class E Stock so redeemed. The provisions of this
Section 6(c) shall not apply to the Non-Redeemable Shares. If a redemption pursuant to this Section 6(c) occurs as a result of a Sale of the Corporation, such redemption shall occur, immediately prior to any redemption pursuant to
Section 6(b) hereof. Redemption under this subsection is conditioned upon the contemporaneous purchase of the Warrant Shares by the Warrant Holder(s) pursuant to the Class E Warrant.

            (d) The shares of Class E Stock redeemed by the Corporation pursuant to a Section 6(c) mandatory redemption shall, on the Redemption Date (as defined in Section 6(e)), be retired and upon such retirement shall automatically revert to authorized but unissued shares of Class E Stock, and the Corporation shall, on the Redemption Date, but immediately after such redemption, issue, to the extent it is lawfully permitted to do so, to the Warrant Holder(s) a number of shares of Common Stock equal to the number of Warrant Shares. The shares of Class A Stock, Class B Stock, Class C Stock or Class E Stock redeemed by the Corporation pursuant to a Section 6(b) mandatory redemption pursuant to a Tag-Along Transfer shall, on the Redemption Date, be retired and upon such retirement shall automatically revert to authorized but unissued shares of Class A Stock, Class B Stock, Class C Stock or Class E Stock, as relevant, and the Corporation shall, on the Redemption Date, but immediately after such redemption, issue, to the extent it is lawfully permitted to do so, to the Proposed Transferee a number of shares of Class A Stock, Class B Stock, Class C Stock or Class E Stock equal to the number of shares of such classes of Stock so redeemed. Upon any issuance of shares of Class A Stock, Class B Stock, Class C Stock or Class E Stock equal to the number of shares of such class of Stock redeemed pursuant to a Section 6(b) mandatory redemption (and as a condition to such issuance), the Corporation shall receive from the Proposed Transferee as the purchase price for such shares an amount equal to the Tag-Along Redemption Price.

            (e) The Corporation shall give to each holder of record of the shares of Class A Stock, Class B Stock, Class C Stock or Class E Stock to be redeemed pursuant to the terms of this Section 6 prior written notice of such redemption not less than two Business Days prior to the date such shares will be redeemed (the "Redemption Date") which (i) in the case of a redemption pursuant to Section 6(b) shall be the closing date of the Tag-Along Transfer and

(ii) in the case of a redemption pursuant to Section 6(c) shall be the Warrant Date. Each such notice shall state: (A) the Redemption Date; (B) the total number of shares of the Class A Stock, Class B Stock, Class C Stock or Class E Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (C) the Tag-Along Redemption Price or the Warrant Redemption Price, as relevant; and (D) the fact that the certificates for the shares subject to redemption are to be surrendered in exchange for payment of the Tag-Along Redemption Price or Warrant Redemption Price, as relevant, at the principal office of the Corporation or at such other place as the Corporation shall designate.

            (f) On the Redemption Date, the shares of Class A Stock, Class B Stock, Class C Stock or Class E Stock required to be redeemed pursuant to the terms of this Section 6 shall be deemed to have been so redeemed, notwithstanding that the certificates representing such Class A Stock, Class B Stock, Class C Stock or Class E Stock shall not have been surrendered at the principal office of the Corporation or such other place as the Corporation may have designated or that notice from the Corporation shall not have been given by the Corporation or, if given, shall not have been received by any holder of Class A Stock, Class B Stock, Class C Stock or Class E Stock whose shares of Stock are to be so redeemed. All certificates representing the redeemed shares of Class A Stock, Class B Stock, Class C Stock or Class E Stock, including all certificates not so delivered by such Class A Shareholders, Class B Shareholders, Class C Shareholders or Class E Shareholders, shall be, or shall be deemed to be, canceled by the Corporation as of the Redemption Date and shall thereafter no longer be of any force or effect.

     7.     CONVERSION.

            If the Initial Public Offering or a Sale of the Corporation (whether pursuant to a Single Transaction Sale or a series of Staggered Sales) occurs, each issued and outstanding share of Class A Stock, Class B Stock, Class C Stock, Class D Stock and Class E Stock, not otherwise redeemed by the Corporation pursuant to the mandatory redemption provisions of Section 6(b) or 6(c) hereof shall automatically convert into one share of Common Stock effective on the Redemption Date (or, in the case of an Initial Public Offering in which no Redemption Date occurs, the IPO Date, or, in the case of a Sale of the Corporation in which no Redemption Date occurs, then effective immediately prior to the consummation of such Sale of the Corporation), but immediately after the redemptions and issuances described in Section 6 (the "Conversion Date"). Prior to or on the Conversion Date, each holder of shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock or Class E Stock shall surrender such holder's certificates evidencing such shares at the principal office of the Corporation or at such other place as the Corporation shall designate to such holder in writing at least ten (10) Business Days prior to the Conversion Date, and shall, within ten (10) Business Days after the Conversion Date, be entitled to receive from the Corporation certificates evidencing the number of shares of Common Stock into which such shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock or Class E Stock are converted. On the Conversion Date, each holder of shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock or Class E Stock shall be deemed to be a holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such Class A Stock, Class B Stock, Class C Stock, Class D Stock or Class E Stock shall not have been surrendered at the principal office of the Corporation or such other place as the Corporation may have designated, that notice from the Corporation shall not have been given or, if given, shall not have been received by any holder of shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock or Class E Stock, or that certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder. All certificates representing the converted shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock or Class E Stock, including all certificates not so delivered by such Class A Stock, Class B Stock, Class C Stock, Class D Stock or Class E Shareholders, shall be, or shall be deemed to be, canceled by the Corporation as of the Conversion Date and shall thereafter no longer be of any force or effect and the Corporation shall not thereafter issue any such shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock or Class E Stock.

     8.     VOTING RIGHTS.

            (a) Holders of shares of Class A Stock and Common Stock shall be entitled to one vote and holders of Class D Stock shall be entitled to 50.6818 votes, for each share of such stock held on all matters as to which Shareholders may be entitled to vote pursuant to the PBCL. Except as otherwise required by the PBCL, holders of shares of Class B Stock shall not have any voting rights; provided however, in the event that the Corporation issues any shares of Class D Stock, as of immediately prior to and after such issuance, holders of shares of Class B Stock shall be entitled to one vote for each share of Class B Stock held on all matters as to which Shareholders may be entitled to vote pursuant to the PBCL.

            (b) Except as otherwise required by the PBCL, holders of Class A-I, Class B-I, Class C or Class E Stock shall not have any voting rights.

            (c) The Shareholders of the Corporation shall not have the right to cumulate their votes for the election of directors of the Corporation.

            (d) Except as otherwise required by the PBCL, the Shareholders entitled to vote on any matter submitted to the Shareholders for a vote shall vote together as a single group and not as separate classes.

     9.     LIQUIDATION RIGHTS.

            (a) Any distribution made upon the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be allocated PRO RATA based upon the number of shares of Stock held by each Shareholder.

            (b) None of the sale, transfer, conveyance or lease of all or substantially all of the property or business of the Corporation, the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 9.

     10.    LEGEND.

            (a) All certificates representing shares of Class A Stock and Class B Stock of the Corporation shall, in addition to other legends that may be required by state or federal securities laws, bear the following legend:

            "THESE SECURITIES ARE SUBJECT TO A RIGHT OF FIRST OFFER IN FAVOR OF THE CORPORATION UPON ANY PROPOSED SALE OF THESE SECURITIES. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

            (b) All certificates representing shares of Class A, Class B, Class C Stock and Class E Stock of the Corporation shall, in addition to other legends that may be required by state or federal securities laws, bear the following legend:

            "THESE SECURITIES ARE SUBJECT TO MANDATORY REDEMPTION BY THE CORPORATION. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

and the certificates representing shares of Class A Stock and Class B Stock of the Corporation held by officers and directors of the Corporation and shares of Class C and Class E Stock of the Corporation shall bear the following additional legend:

            "AS SPECIFIED IN THE ARTICLES OF INCORPORATION OF THE CORPORATION, THE TRANSFERABILITY OF THESE SECURITIES IS SUBJECT TO RESTRICTION. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

            (c) All certificates representing shares of Class D Stock in the Corporation shall, in addition to other legends that may be required by state or federal securities laws, bear the following legend:

            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

            "AS SPECIFIED IN THE ARTICLES OF INCORPORATION OF THE CORPORATION, THE TRANSFERABILITY OF THESE SECURITIES IS SUBJECT TO RESTRICTION. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH

SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

            (d) All certificates representing shares of Common Stock in the Corporation shall, in addition to other legends that may be required by state or federal securities laws, bear the following legend:

            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

            "THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

PROVIDED THAT, as specified in Section 3(b) hereof, following the Initial Public Offering, such certificates shall bear the first legend set forth in this
Section 10(d) above or another legend similar to it only if, in the opinion of counsel to the Corporation, the imposition of such legend is required under the Securities Act or other applicable law and, to the extent applicable, the second and third legends.

            (e) All certificates representing shares of Stock shall bear such additional legends as may be required pursuant to the Shareholder Agreements.

       11. RECORD HOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered in its records as the holder of shares of Class A, Class B, Class C, Class D, Class E or Common Stock and such record holders shall be deemed the holders of such shares for all purposes.

            ARTICLE V -- MANAGEMENT OF BUSINESS AND AFFAIRS
            -----------------------------------------------

       For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its Shareholders or any class thereof, as the case may be, it is further provided:

       1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

       2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 1504 of the PBCL, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation.

                        ARTICLE VI -- DIRECTOR LIABILITY
                        --------------------------------

          (a) To the fullest extent that the laws of the Commonwealth of Pennsylvania permit elimination or limitation of the liability of directors, no director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director.

          (b) The provisions of this Article and of Article VII shall be deemed to be a contract with each director of the Corporation who serves as such at any time while this Article is in effect and each such director shall be deemed to be so serving in reliance on the provisions of this Article. Any amendment or repeal of this Article or adoption of any by-law or other provision of the Articles of the Corporation which has the effect of increasing director liability shall operate prospectively only and shall not have any effect with respect to any action taken, or any failure to act, by a director prior to the adoption of such amendment, repeal, by-law or other provision.

                         ARTICLE VII -- INDEMNIFICATION
                         ------------------------------

          (a) Except as prohibited by law, every director and officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which he or she may be involved in any manner, as a party, witness or otherwise, or is threatened to be made so involved, by reason of such person being or having been a director or officer of the Corporation or of a subsidiary of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "Action"); provided, that, no such right of indemnification shall exist with respect to an Action initiated by an indemnitee (as hereinafter defined) against the Corporation (an "Indemnitee Action") except as provided in the last sentence of this Subsection (a). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of the Corporation to the extent the board of directors at any time denominates any of such persons as entitled to the benefits of this Article
VII. As used in this Article, "indemnitee" shall include each director and officer of the Corporation and each other person denominated by the board of directors as entitled to the benefits of this Article, "expenses" shall include fees and expenses of counsel selected by an indemnitee, and "liability" shall include amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement. An indemnitee shall be entitled to be indemnified pursuant to this Subsection (a) for expenses incurred in connection with any Indemnitee Action only (i) if the indemnitee is successful, as provided in Subsection (c) of this Article, (ii) if the indemnitee is successful in whole or in part in another Indemnitee Action for which expenses are claimed or (iii) if the indemnification for expenses is included in a settlement of, or is awarded by a court in, such other Indemnitee Action.

          (b) Every indemnitee shall be entitled as of right to have his or her expenses in defending any Action, in initiating and pursuing any Indemnitee Action for indemnity or advancement or expenses under Subsection (c) of this
Article VII, paid in advance by the Corporation prior to final disposition of such Action or Indemnitee Action, provided that the Corporation receives a written undertaking by or on behalf of the indemnitee to repay the amount advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified for such expenses.

          (c)  If a written claim under Subsection (a) or Subsection (b) of this
Article VII is not paid in full by the Corporation within thirty days after such claim has been received by the Corporation, the indemnitee may at any time thereafter initiate an Indemnitee Action to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Indemnitee Action. The only defense to an Indemnitee Action to recover on a claim for indemnification under Subsection (a) of this Article shall be that the indemnitee's conduct was such that under Pennsylvania law the Corporation is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such Indemnitee Action that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its board of directors, independent legal counsel or its shareholder) that the indemnitee's conduct was such that indemnification is prohibited by Pennsylvania law, shall be a defense to such Indemnitee Action or create a presumption that the indemnitee's conduct was such that indemnification is prohibited by Pennsylvania law. The only defense to an Indemnitee Action to recover a claim for advancement of expenses under Subsection (b) of this Article VII shall be the indemnitee's failure to provide the undertaking required by Subsection (b) of this Article VII.

          (d) The Corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this
Article VII. The Corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

          (e) The rights to indemnification and advancement of expenses provided for in this Article VII shall (i) not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement or by-law, charter provision, vote of shareholders or directors or otherwise, (ii) be deemed to create contractual rights in favor of each indemnitee who serves the Corporation at any time while this Article is in effect (and each such indemnitee shall be deemed to be so serving in reliance on the provisions of this Article) and (iii) continue as to each indemnitee who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification under this Article and shall inure to the benefit of the heirs and legal representatives of each indemnitee. Any amendment or repeal of this Article or adoption of any by-law or other provision of the Articles of the Corporation which limits in any way the right to indemnification or the right to advancement of expenses provided for in this article shall operate prospectively only and shall not affect any action taken, or failure to act, by an indemnitee prior to the adoption of such amendment, repeal, by-law or other provision.

          (f) If an indemnitee is entitled under any provision of this Article VII to indemnification by the Corporation for some or a portion of the expenses or a liability paid or incurred by the indemnitee in the preparation, investigation, defense, appeal or settlement of any Action or Indemnitee Action but not, however, for the total amount thereof, the Corporation shall indemnify the indemnitee for the portion of such expenses or liability to which the indemnitee is entitled.

                           ARTICLE VIII -- AMENDMENTS
                           --------------------------

          From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the Commonwealth of Pennsylvania at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the Shareholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article.

                                ARTICLE IX--TERM
                                ----------------

           The term of the Corporation is perpetual.

           IN WITNESS WHEREOF, the Corporation has duly adopted these Restated Articles of Incorporation, which restates and supersedes the provisions of the Articles of Incorporation of the Corporation, in accordance with Sections 1914 and 1912 of the Business Corporation Law, and has caused this certificate to be executed by its duly authorized officer this day of November, 1997.

                                        WERNER HOLDING CO. (PA), INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:  Secretary


                                                                                                                          EXHIBIT A
                                                                                                       TO ARTICLES OF INCORPORATION

                                                                                Class A Stock                   Class B Stock
                                                                      -----------------------------    ----------------------------
                                                                      Fraction of      Fraction of     Fraction of      Fraction of
                                                                         Class A       Class A-1         Class B        Class B-1
                                Affiliated Shareholder                Common Stock       Stock         Common Stock         Stock
                                ----------------------                ------------       -----         ------------         -----

Donald M. Werner ......................................                 .17601158         .82398842     .17601158        .82398842
Donald M. Werner and Barbara L. Werner, Jt. Tenants....                0.0               0.0            .17601158        .82398842
Barbara L. Werner .....................................                0.0               0.0            .17601158        .82398842
Howard L. Solot .......................................                 .1796557          .8203443      .17965570        .82034430
Janet F. Solot ........................................                 .1796557          .8203443      .17965570        .82034430
Bruce D. Werner-Trust .................................                0.0               0.0            .17301143        .82698860
Bruce D. Werner .......................................                 .17301143         .82698857    0.0              0.0
Bruce D. Werner Family Limited Partnership ............                0.0               0.0            .17301143        .82698917
Bruce D. Werner and Tanuny H. Werner, Jt. Tenants .....                0.0               0.0            .17301143        .82698857
Michael E. Werner, Trustee of Michael B. Werner
  Rev. Trust U/A/D 1/2/96 .............................                0.0               0.0            .27341055        .72658945
Michael E. Werner .....................................                 .27341055         .72658945    0.0              0.0
  Laura W. Werner, Trustee of the Laura W. Werner
  Rev. Trust U/A/D 1/2/95 .............................                0.0               0.0            .13760000        .86240000
Jonathan C. Werner Gift Trust U/A/D 11/1/96 ...........                0.0               0.0            .13760000        .86240000
Margot A. Werner Gift Trust U/A/D 11/l/96 .............                0.0               0.0            .13760000        .86240000
Stephanie N. Warner Gift Trust U/A/D 11/1/96 ..........                0.0               0.0            .13760000        .86240000
Craig R. Werner-Trust .................................                 .1645486          .83354514     .16645486        .83354514
Craig R. Werner .......................................                 .1645486          .83354514    0.0              0.0
Craig R. Werner, Custodian for Kurt J. Werner .........                0.0               0.0            .16645486        .83354514
Craig R. Werner, Custodian for Kyle G. Werner .........                0.0               0.0            .16645486        .83354514
Craig R. Werner, Custodian for Erica Renee Werner .....                0.0               0.0            .16645486        .83354514
Eric J. Werner ........................................                 .16470433         .83529567     .16470433        .83529567
Eric J. Werner and Melanie R. Werner, Jt. Tenants .....                0.0               0.0            .16470433        .83529567
Melanie R. Werner, Custodian for Isabelle N. Werner ...                0.0               0.0            .18389665        .81610335
Melanie R. Werner, Custodian for Sophia K. Werner                      0.0               0.0            .29681914        .70318086
Michael J. Solot ......................................                 .17437581         .82562419     .17437581        .82562419

                                                                       Exhibit B
                                                    to Articles of Incorporation

                     TERMS OF MARKET PARTICIPATION PAYMENT

     (a) Subject to the provisions of section (e) below, if (i) a Liquidity Event shall first occur on or prior to November 24, 2007 and (ii) at the time of such Liquidity Event, the Final Equity Value shall equal or exceed the Targeted Equity Value, each Person entitled to receive on the Special Redemption Date a portion of the redemption price which is payable as of such date (the "Initial Payment") or a Permitted Transferee of such Person (each, a "Recipient") shall be entitled to receive from the Corporation a percentage of the Market Participation Payment equal to the percentage of the total Initial Payments payable as of the Special Redemption Date which such Person or its transferor, as the case may be, was entitled to receive as of such date. The Market Participation Payment shall constitute a contractual right of each Recipient and shall not entitle such Recipient to any voting or other right which might be applicable to holders of securities of the Corporation. The Market Participation Payment shall be payable in cash, provided that the Corporation, in its discretion, may substitute for up to half of the Market Participation Payment notes or similar obligations with a maturity date of not more than 7 years and interest and other market terms which the Board of Directors of the Corporation in good faith believes, after consulting with a nationally recognized securities organization, will provide equivalent value. Any substitution of notes or similar obligations shall be effected on a proportionate basis to all Recipients. Notwithstanding anything contained herein to the contrary, no Market Participation Payment shall be payable if (i) a Liquidity Event has occurred and the Final Equity Value at the time of the Liquidity Event does not equal or exceed the Targeted Equity Value at such time, (ii) more than ten years shall have elapsed from the date of the Recapitalization to the date of the first occurrence of a Liquidity Event or (iii) prohibited by applicable law (in which event the payment shall be made if and when permitted by applicable law).

     (b) The Market Participation Payment shall be payable promptly following the occurrence of a Liquidity Event and a determination by the Board of the Directors of the Corporation of the amount of the Market Participation Payment. Any determination made by the Board of Directors of the Corporation in good faith with respect to the Market Participation Payment shall be final and binding absent manifest error. The Corporation shall promptly notify the Recipients of the Board's determination, which notice shall include setting forth in reasonable detail the basis of the Board's determination. At the request of Recipients entitled to not less than 25% of the Market Participation Payment, the Corporation shall have the Board's determination confirmed by a nationally recognized accounting firm.

     (c) The Corporation shall treat each Person entitled to receive an Initial Payment as the Recipient, unless and until the Corporation shall have received sufficient notice (as determined in good faith by the Corporation) that such Person has transferred all or a part of his, her or its rights to the Market Participation Payment to a Permitted Transferee in accordance with this Exhibit
B. In such event, the Corporation shall treat the Permitted Transferee as the Recipient of the relevant share of the Market Participation Payment to the extent of the interest so transferred. The rights granted pursuant to this Exhibit B may not be transferred to any Person other than a Permitted Transferee.

     (d) The Corporation shall maintain a register of Recipients. The Corporation shall mail to each Recipient a check and, if appropriate, a note or other obligation representing the portion of the Market Participation Payment which such Person is entitled, at the address set forth in the register maintained by the Corporation as of the Special Redemption Date or as changed by such Person in writing signed by such Person and delivered to the corporate secretary of the Corporation. The Corporation shall have no obligation to use any other address or to confirm or make any investigation of any Recipient's address other than as set forth in the preceding sentence. Once the Corporation has delivered a Recipient's portion of the Market Participation Payment as set forth above, the Corporation shall have no obligation to maintain any funds or reserves in respect of the amount of the portion of such payment which is made by check beyond three months after the date of delivery of such check, and in respect of the amount of the portion of such payment which is made by note or other obligation beyond three months after the maturity date of such note or obligation.

     (e) Notwithstanding anything contained herein to the contrary, the obligations of the Corporation hereunder, and the rights of a Recipient to a portion of the Market Participation Payment, shall not be modified without (i) the written consent to such modification of Recipients who would at the time be entitled to receive a majority of the Market Participation Payment and (ii) the approval of the Board of Directors of the Corporation.

     (f) For purposes of this Exhibit B, the following terms shall have following meanings.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person will be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "COMPANY COMMON STOCK" means any and all classes of common stock of the Corporation.

     "FINAL EQUITY VALUE" means an aggregate amount equal to: (i) (A) the aggregate value of the equity of the Corporation outstanding immediately prior to consummation of the Liquidity Event determined by multiplying the total number of shares of Company Common Stock outstanding immediately prior to the Liquidity Event (utilizing the treasury method of accounting to treat options to purchase shares of any class of Company Common Stock) by the Terminal Per Share Value, plus (B) an amount equal to amounts paid in dividends (other than dividends payable in additional shares of Company Common Stock) on shares of Company Common Stock outstanding immediately after the Recapitalization or issued with respect thereto pursuant to a stock split, stock dividend or other similar transaction ("Original Shares"), or for Original Shares repurchased since the Recapitalization and prior to the Liquidity Event, compounded at an annual rate equal to the Targeted Return Rate from the date of any such payment, MULTIPLIED by (ii) a fraction the numerator of which shall be the total number of Original Shares (treating as outstanding any Original Shares repurchased), and the denominator of which shall be a number equal to the sum of the total number of shares of Common Stock outstanding immediately prior to the Liquidity Event and the total number of Original Shares repurchased, LESS (iii) the amount of the Market Participation Payment.

     "INITIAL EQUITY VALUE" means the product of the number of shares of Common Stock outstanding immediately following the Recapitalization MULTIPLIED by $2,421.29.

     "INVESTCORP SHAREHOLDERS" means the entities listed in Schedule 1 to the Recapitalization Agreement, any Affiliates of such entities and any other investor with whom Investcorp Bank E.C. or any Affiliate thereof has an administrative relationship.

     "LIQUIDITY EVENT" means consummation of either (i) an initial underwritten public offering of shares of Company Common Stock after which a number of shares of Company Common Stock representing at least 10% of the outstanding shares of Company Common Stock (calculated on a fully diluted basis) are publicly held and the Company Common Stock is listed or admitted for trading on a national securities exchange or quoted in the National Association of Securities Dealers Automated Quotations National Market System or traded in the over-the-counter market or (ii) a sale (either in one transaction or a series of related transactions) by the Investcorp Shareholders to a non-Investcorp Shareholder of a number of shares representing in the aggregate at least a majority of the shares originally held by the Investcorp Shareholders (in either instance adjusted for stock splits, stock dividends or other similar transactions).

     "MARKET PARTICIPATION PAYMENT" means an aggregate amount equal to 5% of the Final Equity Value (determined without excluding the amounts referred to in clause (iii) of the definition of the term "Final Equity Value").

     "PERMITTED TRANSFEREE" means (i) such Recipient's spouse or issue (each a "Family Member"), (ii) the trustee or trustees of a trust solely (except for remote contingent interests) for the benefit of the Recipient and/or one or more Family Members, (iii) a foundation created or established by the Recipient, (iv) a charitable remainder trust for the benefit of the Recipient and/or one or more Family Members and/or designated charities, (v) a partnership of which the Recipient or a Family Member owns all of the partnership interests, (vi) the executor, administrator, or personal representative of the estate of the Recipient, (vii) any guardian, trustee or conservator appointed with respect to the assets of the Recipient, (viii) any person who succeeds to the rights of the Recipient under this Exhibit B by the laws of descent and distribution, (ix) any beneficiary of a trust or partnership which is a Recipient as of the Special Redemption Date or which becomes a Recipient following the Special Redemption Date in accordance with the preceding clauses (ii) or (v), and (x) any Person which is of a type or category deemed by the Board of Directors of the Corporation to be consistent with the intent of the preceding clauses (i) through (ix) and approved by the Board of Directors of the Corporation.

     "PERSON" means any natural person, partnership, limited liability company, corporation (including the Corporation) , trust or unincorporated organization or a government or a political subdivision thereof.

     "RECAPITALIZATION" has the meaning set forth in the preamble of the Recapitalization Agreement.

     "RECAPITALIZATION AGREEMENT" means the Recapitalization Agreement, dated as of October 8, 1997, and as amended from time to time, by and among Werner Holding Co. (PA), Inc. and the Investcorp Shareholders.

     "RECIPIENT" means any Person that is entitled to receive a portion of the Market Participation Payment in accordance with this Exhibit B.

     "SPECIAL REDEMPTION DATE" means the date prior to March 31, 1998 on which Class A-1 Stock and Class B-1 Stock of the Corporation is redeemed by the Corporation.

     "TARGETED RETURN RATE" means a compounded annual rate of return from the date of the Recapitalization until the date of a Liquidity Event corresponding to the following rates and years:


         YEAR FOLLOWING RECAPITALIZATION
         DURING WHICH LIQUIDITY EVENT OCCURS                   RATE
         -----------------------------------                   ----

                    1st ...................................... 40.0%
                    2nd ...................................... 32.5%
                    3rd ...................................... 27.5%
                    4th ...................................... 25.0%
                    5th ...................................... 25.0%
                    6th ...................................... 25.0%
                    7th ...................................... 22.5%
                    8th ...................................... 20.0%
                    9th ...................................... 20.0%
                    10th ..................................... 20.0%


     "TARGETED EQUITY VALUE" means the dollar amount at the time of a Liquidity Event that is equal to the Initial Equity Value compounded annually at the Targeted Return Rate.

     "TERMINAL PER SHARE VALUE" means (i) with respect to an initial public offering, the average closing price per share of the publicly traded Company Common Stock over the first 30 trading days after the initial public offering as reported in the Wall Street Journal or any other comparable source selected in good faith by the Board of Directors of the Corporation, and (ii) with respect to the sale of Investcorp Shareholders of shares of Company Common Stock, the per share price paid for the Investcorp Shareholders, shares in the sale transaction.